UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): February 12, 2018
 BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8620 Spectrum Center Blvd. San Diego, California	92123
(Address of principal executive offices)	(Zip Code)
 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 8.01.     Other Events.
Bridgepoint Education, Inc. (the “Company”) owns and operates Ashford University, a regionally-accredited university accredited by the WASC Senior College and University Commission (“WSCUC”) and the University of the Rockies, a regionally accredited university accredited by the Higher Learning Commission.

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On February 12, 2018, Ashford University submitted an application to WSCUC seeking approval to merge with University of the Rockies. The doctoral programs offered by University of the Rockies would become part of a separate doctoral college within Ashford University and University of the Rockies master’s programs would be integrated into Ashford’s existing colleges. The merging of Ashford University and University of the Rockies would create a comprehensive and strengthened educational offering that would enable Ashford University to service a wider array of students while ensuring continuity for students of both universities.

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Ashford University also submitted a separate application to WSCUC seeking approval to convert Ashford University to a not-for-profit California public benefit corporation.  Following the conversion, the Company anticipates that it would provide certain services to the newly formed not-for-profit university.

The Company currently expects WSCUC to act on both of these applications as soon as the next WSCUC Board meeting in June 2018.  The Company, Ashford University and University of the Rockies are continuing to review various federal and state regulatory requirements that could impact the viability and timing of these transactions.  While the applications for approval of the conversion transaction and ownership transfer have been submitted to WSCUC, the terms remain subject to analysis, negotiation and agreement between the Company and Ashford University, as well as any required approvals for each entity.  The Company and Ashford's board of trustees are taking steps to protect Ashford's independence in considering this transaction in order to enable Ashford to act in the best interests of Ashford University and its students. As such, the Company is not bound to move forward with the conversion at this time.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements,” including statements relating to the proposed transaction discussed above. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: (i) the failure of the proposed transactions to be approved by WSCUC or any of our other regulators or accreditors; (ii) the failure of the Company, Ashford University and/or University of the Rockies to resolve various federal and state regulatory issues that could impact the viability and timing of these transactions, or to reach agreement on terms of the transactions and to negotiate and execute definitive agreements; (iii) the failure to satisfy other conditions to completion of the proposed transactions, including the receipt of all regulatory and accreditor approvals necessary to complete the proposed transactions; (iv) if definitive agreements are executed, the occurrence of any event, change or other circumstance that could give rise to the termination of any definitive agreement; (v) the effect of the announcement or pendency of the transactions contemplated herein on the Company's ability to retain and hire key personnel or its operating results and business generally; (vi) risks related to diverting management's attention from the Company's ongoing business operations; (vii) the outcome of stockholder litigation or other legal proceedings that are currently pending or may be instituted against the Company and/or its subsidiaries; and (viii) other factors discussed in the Company's reports on file with the Securities and Exchange Commission. Factors or events that could affect the transactions contemplated herein or cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 13, 2018

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2018		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel